UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

June 3, 2010 – Vestin Realty Mortgage II, Inc. (“VRM II”) announced that on June 2, 2010, at the Annual Meeting of Stockholders, our stockholders voted to re-elect Fredrick J. Zaffarese Leavitt to the Board of Directors to serve until the 2013 annual meeting of stockholders.  In addition, our stockholders voted to ratify the appointment of JLK Partners, LLP to act as our independent registered public accountants for the fiscal year ending December 31, 2010.  See the table below regarding the number of shares voted upon each matter.

Director Nominees	Yes	Withheld	Broker Non-Vote	Total Shares Voted
Fredrick J. Zaffarese Leavitt	6,147,971	513,269	3,897,487	6,661,240

Proposals	Yes	No	Abstain	Broker Non-Vote	Total Shares Voted
Ratify JLK Partners, LLP	10,097,206	260,710	200,811	--	10,558,727

A copy of the press release regarding this announcement is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: June 3, 2010	By	/s/ Michael V. Shustek
Michael V. Shustek
Chief Executive Officer